SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


   Date of Report (Date of                         Commission
   earliest event reported):                      File Number:

       DECEMBER 2, 1999                             1-10210



                                  eGLOBE, INC.
             (Exact name of registrant as specified in its charter)

              DELAWARE                                      13-3486421
  (State or other jurisdiction of                 (IRS Employer Identification
           incorporation)                                    Number)



                         1250 24th Street, NW, Suite 725
                             Washington, D.C. 20037
               (Address of principal executive offices) (Zip Code)


                         Registrant's telephone number,
                              including area code:
                                 (202) 822-8981


          (Former name or former address, if changed since last report)

                                       NA


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                                 EGLOBE, INC.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

         On December 2, 1999, eGlobe, Inc. ("eGlobe" or the "Company"), acquired Coast International, Inc. ("CIT"). CIT, based in Kansas City, has developed innovative Internet products and services which eGlobe management believes will strengthen the eGlobe offerings in the telephone portal and unified messaging area, as well as adding to its customer support capabilities in providing services on an outsource basis to telephone companies and ISPs around the world, and providing eGlobe with its first paying customers in eCommerce.

         Pursuant to the Agreement and Plan of Merger dated as of November 29, 1999 by and among eGlobe, eGlobe Merger Sub No. 5, Inc., which was renamed eGlobe/Coast, Inc. as part of the merger ("Merger Sub"), CIT and the stockholders of CIT (the "Merger Agreement"), CIT merged with and into Merger Sub, with the result that Merger Sub survived the merger as a wholly owned subsidiary of eGlobe. eGlobe purchased CIT for approximately $12.6 million, including the issuance of 882,904 shares of common stock and 16,100 shares of Series O convertible preferred stock (the "Series O Preferred Stock") which are convertible into a maximum of 3,220,000 shares of common stock.

         The shares of Series O Preferred Stock are convertible, at a conversion price equal to $5.00 at the holder's option, into shares of common stock at any time after the later of (A) one year after the date of issuance and (B) the date eGlobe has received stockholder approval for such conversion and the applicable Hart-Scott-Rodino waiting period has expired or terminated (the "Clearance Date"). The shares of Series O Preferred Stock will automatically be converted into shares of common stock, on the earliest to occur of (v) the fifth anniversary of the first issuance of Series O Preferred Stock, (x) the first date as of which the last reported sales price of common stock on Nasdaq is $6.00 or more for any 15 consecutive trading days during any period in which Series O Preferred Stock is outstanding, (y) the date that 80% or more of the Series O Preferred Stock eGlobe has issued has been converted into common stock, or (4) eGlobe completes a public offering of equity securities with gross proceeds to eGlobe of at least $25 million at a price per share of $5.00.
Notwithstanding the foregoing, the Series O Preferred Stock will not be converted into eGlobe common stock prior to eGlobe's receipt of stockholder approval for such conversion and the expiration or termination of the applicable Hart-Scott-Rodino waiting period. If the events listed in the preceding sentence occur prior to the Clearance Date, the automatic conversion will occur on the Clearance Date.


         eGlobe, through Merger Sub, also assumed approximately $3.25 million of CIT debt. The CIT debt will be secured by the assets acquired in the merger, assets of certain of eGlobe's other subsidiaries and a guarantee from eGlobe and certain of its subsidiaries. The loan and security arrangements were approved by eGlobe's existing secured lender.

         The transaction was accounted for under the purchase method of accounting.

         The foregoing description of the Merger does not purport to be complete and is qualified in its entirety by reference to (a) the Merger Agreement, filed as Exhibit 2.1 hereto, and (b) the Certificate of Designations, Rights and Preferences of 10% Series O Cumulative Convertible Preferred Stock, filed as
Exhibit 4.1 hereto, each of which is incorporated herein by reference. A copy of the press release, dated December 1, 1999, issued by eGlobe regarding the above-described transaction is attached as Exhibit 99.1 hereto.


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ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a) Financial statements of Business Acquired

         It is not practicable to provide financial statements for CIT at this time. The statements will be filed as soon as they are prepared and not later than February 15, 2000.

(b) Pro Forma Financial Information

         It is not practicable to provide pro forma financial statements for CIT at this time. The statements will be filed as soon as they are prepared and not later than February 15, 2000.

(c) Exhibits.

2.1       Agreement  and Plan of Merger  dated as of  November  29,  1999 by and
          among   eGlobe,   Inc.,   eGlobe   Merger  Sub  No.  5,  Inc.,   Coast
          International, Inc. and the Stockholders of Coast International, Inc.

4.1 Certificate of Designations, Rights, Preferences and Restrictions of 10% Series O Cumulative Convertible Preferred Stock.


99.1 Press Release, dated December 1, 1999, regarding the Merger Agreement and the transactions contemplated thereby.



                                          3


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                  eGLOBE, INC.


Date: December 17, 1999           By: /s/ Graeme S.R. Brown
                                      -----------------------------------------
                                      Graeme S.R. Brown
                                      Associate General Counsel and
                                       Assistant Secretary


                                  4


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                         EXHIBIT INDEX


Exhibit                    Description                                Page
-------                    -----------                                ----
  2.1    Agreement  and Plan of Merger  dated as of November
         29, 1999 by and among eGlobe,  Inc.,  eGlobe Merger
         Sub No. 5, Inc., Coast International, Inc. and the stockholders of Coast International, Inc.


  4.1    Certificate of  Designations,  Rights,  Preferences
         and   Restrictions   of  10%  Series  O  Cumulative
         Convertible Preferred Stock.


 99.1    Press Release,  dated  December 1, 1999,  regarding
         the   Merger   Agreement   and   the   transactions
         contemplated thereby.